CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 12, 2008, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Report to Shareholders of the Schwab Retirement Income Fund and our report dated February 13, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Report to Shareholders of the Schwab Monthly Income Fund—Enhanced Payout, which are also incorporated by reference into the Registration Statement.
We also consent to the references to us under the headings “Financial Highlights” in such Registration Statement, and under the headings “Financial Highlights” in the Prospectus for the Schwab Retirement Income Fund dated February 28, 2009, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information for the Schwab Retirement Income Fund, dated February 28, 2009, which are also incorporated by reference into the Registration Statement.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
March 27, 2009